UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2015, SunPower Corporation (“SunPower”) held its 2015 annual meeting of stockholders. Stockholders voted on five proposals at the meeting. First, Arnaud Chaperon, Jean-Marc Otero del Val, and Pat Wood III were nominated and re-elected as Class I directors to serve until SunPower’s 2018 annual meeting of stockholders or until their duly qualified successors are elected. Second, in a non-binding advisory vote, stockholders approved the compensation of SunPower's named executive officers as disclosed in SunPower’s proxy statement relating to its 2015 annual meeting of stockholders. Third, stockholders ratified the appointment of Ernst & Young LLP as SunPower’s independent registered public accounting firm for fiscal year 2015. Next, stockholders approved the SunPower Corporation 2015 Omnibus Incentive Plan. Finally, stockholders approved an equity award granted to SunPower’s Chief Executive Officer. The results of stockholder voting are summarized below.

1. Proposal One – the re-election of each of the nominated Class I directors:

Number of Votes

	For	Withheld	Broker Non-Votes
Arnaud Chaperon	99,325,414	6,761,873	17,080,323
Jean-Marc Otero del Val	95,211,091	10,876,196	17,080,323
Pat Wood III	101,485,682	4,601,605	17,080,323

2. Proposal Two – the approval, on an advisory basis, of the compensation of SunPower's named executive officers:

Number of Votes

For	Against	Abstain	Broker Non-Votes
104,579,439	1,409,545	98,303	17,080,323

3. Proposal Three – the ratification of the appointment of Ernst & Young LLP as SunPower’s independent registered public accounting firm for fiscal year 2015:

Number of Votes

For	Against	Abstain	Broker Non-Votes
122,074,875	910,410	182,325	—

4. Proposal Four – the approval of the SunPower Corporation 2015 Omnibus Incentive Plan:

Number of Votes

For	Against	Abstain	Broker Non-Votes
82,127,253	23,758,440	201,594	17,080,323

5. Proposal Five – the approval of an equity award granted to SunPower’s Chief Executive Officer:

Number of Votes

For	Against	Abstain	Broker Non-Votes
103,867,375	1,889,204	330,708	17,080,323

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

June 4, 2015	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer